 Exhibit 10.1

The securities evidenced by this Note and the underlying Conversion Stock have not been registered under the Securities Act of 1933, as amended. Such securities may not be sold or otherwise transferred except in a transaction which, in the opinion of securities counsel reasonably satisfactory to PPK, is exempt from registration under applicable federal securities laws or pursuant to an effective Registration Statement thereunder.

PPK INVESTMENT GROUP, INC.

CONVERTIBLE NOTE

$620,000 March 24, 2021 Wilburton, Oklahoma

FOR VALUE RECEIVED, PPK INVESTMENT GROUP, INC., an Oklahoma Corporation with offices at 1704 Rock Island Ave., Wilburton, Oklahoma 74578 (“PPK”) promises to pay to the order of MJ HARVEST, INC., a Nevada corporation with offices at 9205 West Russell Road, Suite 240, Las Vegas, NV 89139 (“MJHI”), the principal sum of $620,000.00 United States Currency, together with interest thereon accruing from and after March 24, 2021, as specified in this Convertible Note (the “Note”).

This NOTE is issued upon the following terms, to which PPK, for itself and its successors, agrees as follows:

1.	Interest Rate. This NOTE shall bear interest at the rate of Six Percent (6%) per annum. Simple interest shall accrue on this NOTE until maturity. In the event this NOTE is not paid on the maturity date, this NOTE shall thereafter bear interest until paid at the rate of Twelve Percent (12%) per annum. In the event of conversion, this note will be converted in the whole principal amount only and all interest accrued to the date of conversion will be foregiven by MJHI.

2.	Maturity. Unless converted, the entire outstanding unpaid principal and all accrued but unpaid interest shall be due and payable at maturity on September 1, 2021; by cash, cashier's check, or wire transfer in lawful money of the United States at MJHI's address or at such other place as MJHI may designate in writing ten days before maturity.

3.	Transfer. This NOTE is non-transferable without the prior written consent of MJHI. Upon an approved transfer, any NOTE executed and delivered to the transferee shall bear the following restrictive legend:

"The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended. Such securities may not be sold or otherwise transferred except in a transaction which, in the opinion of securities counsel reasonably satisfactory to PPK, is exempt from registration under applicable federal securities laws or pursuant to an effective Registration Statement thereunder.

4.	NOTE Holder Not Shareholder. This NOTE does not confer upon MJHI any right to vote or consent or to receive notice as a shareholder of PPK by virtue of MJHI’ ownership of the NOTE.

5.	Conversion Rights. MJHI, in its sole discretion at any time prior to maturity, but only after approval of the PPK cannabis license renewal application by the State of Oklahoma, and the corresponding approval by the State of Oklahoma of MJHI as a shareholder of PPK, may convert it, in whole only, into the face amount equivalent of a 6.2% interest in PPK’s fully paid and nonassessable shares of PPK Common Stock (the "Common Stock"). The number of shares of Common Stock issuable to MJHI upon conversion will be determined based on the capital structure of PPK existing at the time of conversion so that the number of shares of PPK Common Stock issued to MJHI equal 6.2% of the total shares outstanding immediately after the conversion. The shares issuable pursuant to this conversion feature are hereafter referred to as “Conversion Stock.”

The conversion of the NOTE shall be on the following terms and conditions:

(a)	In the event MJHI notifies PPK of its intention to convert, the accrued interest will be forgiven by MJHI.

(b)	Conversion of this Note into PPK Common Stock (as limited by the requirement of prior approval by the State of Oklahoma), will be further subject to the terms and conditions of the Securities Purchase Agreement (“SPA”) which is executed with an effective date of the date of conversion, and provides for an aggregate investment of $1,000,000 by MJHI into PPK, consisting of $620,000 payable through the conversion of this Convertible Note, and $380,000 through issuance of 1,520,000 shares of MJHI Common Stock at an issuance price of $0.25 per share.

(c)	In order to convert this NOTE into Conversion Stock, MJHI shall surrender, at the principal office of PPK, this NOTE duly endorsed to PPK and give written notice to PPK that MJHI elects to convert this NOTE. MJHI shall thereafter be treated for all purposes as the record holder of the Conversion Stock into which this NOTE is convertible. As promptly as possible thereafter, PPK shall issue and deliver to MJHI certificates representing the number of shares of Conversion Stock into which this NOTE has been converted. Thereupon, this NOTE shall be deemed to be satisfied and discharged, and the shares of Conversion Stock shall be fully paid and nonassessable. Each certificate representing the shares of common stock into which this NOTE has been converted shall bear the restrictive legend set forth in Paragraph 3 herein.

(d)	No conversion shall be made by PPK while its stock transfer books are closed. Any request for conversion received while the stock transfer books are closed shall be given effect as soon as the stock transfer books are reopened.

(e)	The Board of Directors of the Corporation shall have the right from time to time to adopt specific rules of procedure to carry out the full intent of the Conversion provisions set forth herein and to do all reasonable acts necessary thereto, provided that such rules and acts shall not violate the specific terms of this debt instrument.

6.	Adjustment in Number of Shares. The number of shares of Conversion Stock issuable upon conversion of this NOTE will be adjusted from time to time to reflect changes in the capitalization of PPK. When the number of shares of Common Stock of PPK outstanding at any given time is changed to reflect a stock dividend, merger, recapitalization, or other similar adjustment is made, the number of shares of Conversion Stock issuable on conversion will be adjusted up or down to give economic affect to the conversion rights.

7.	Notices. So long as this NOTE is outstanding, PPK will notify MJHI or the NOTE holder, as the case may be, of any change in the capitalization of PPK that would or could require an adjustment, in accordance with Paragraph 6, in the number of shares of Conversion Stock into which the NOTE may be converted.

8.	Events of Default. The following events shall constitute events of default under this NOTE and shall entitle MJHI to the remedies set forth.

a.	This NOTE shall be in default upon the failure of PPK to pay any interest or principal payment in accordance with the terms of this NOTE.

b.	This NOTE shall be in default in the event: PPK files any petition under any section of the United States Bankruptcy Act; any petition is filed against PPK under the United States Bankruptcy Act; PPK is adjudged bankrupt; or PPK makes any general assignment or trust deed or trust mortgage for the benefit of creditors; or takes advantage of any other insolvency act; or if any receiver, trustee, conservator, custodian, or similar officer is appointed for PPK.

c.	This NOTE shall be in default if PPK is declared to be in default under any senior credit facility.

d.	This NOTE shall be in default in the event the PPK cannabis license renewal application is denied.

9.	Remedies on Default. From and after the date of any default, the NOTE may be accelerated and MJHI may demand payment of the entire unpaid balance and all accrued but unpaid interest. Upon a default, it shall not be necessary for the NOTE holder to declare the NOTE due.

10.	Prepayment. This NOTE may not be prepaid.

11.	Costs of Collection. If MJHI undertakes collection of this NOTE, PPK agrees to pay all costs of collection, including reasonable attorney's fee. PPK waives presentment for payment, notice of non-payment, protest and demand, and notice of protest, of demand and of dishonor, and the benefit of any exemption laws.

12.	Notices. Any notice to PPK provided in this NOTE shall be in writing and shall be given and effective upon (1) actual delivery to PPK or (2) mailing such notice by first-class U.S. mail, addressed to PPK at the address listed above or such other address as PPK may designate or (3) by facsimile transmission directed to PPK at PPK's then current facsimile number. Any notice to MJHI provided in this NOTE shall be in writing and shall be given and effective upon (1) actual delivery to MJHI or (2) mailing such notice by first-class U.S. mail, addressed to MJHI at MJHI's address aforesaid or such other address as MJHI may designate by notice to PPK or (3) by facsimile transmission directed to MJHI at MJHI's then current facsimile number. If notice is sent to either party by facsimile transmission, the original hard copy shall be forwarded to the party entitled thereto within ten (10) days of facsimile transmission.

13.	Miscellaneous. This NOTE is to be construed and enforced in accordance with the laws of the State of Oklahoma. Jurisdiction for enforcement and collection of the NOTE shall be the State of Oklahoma, and venue shall be Oklahoma County, Oklahoma.

PPK INVESTMENT GROUP, INC.:

/s/Ralph Clinton Pyatt III

Ralph Clinton Pyatt III, President

Accepted by MJHI this 24th day of March, 2021.

/s/ Patrick Bilton

Patrick Bilton, Chief Executive Officer